Exhibit 99.1

BGC Group, Inc. Announces Early Participation Results in Exchange Offers and Consent Solicitations and Extension of Early Participation Premium

NEW YORK, NY – BGC Group, Inc. (Nasdaq: BGC) (“BGC Group”) today announced that, as of 5:00 p.m., New York City time, on September 19, 2023 (the “Early Participation Date” or the “Consent Revocation Deadline”), the aggregate principal amounts of the three series of notes described in the table below (collectively, the “Old Notes”) issued by BGC Partners, Inc., BGC Group’s wholly owned subsidiary (“BGC Partners”), had been validly tendered and not validly withdrawn in connection with BGC Group’s previously announced offers to exchange (the “exchange offers”) any and all validly tendered (and not validly withdrawn) and accepted Old Notes of each such series for new notes to be issued by BGC Group with the same respective interest rates and maturity dates (collectively, the “New Notes”). In connection with the exchange offers, BGC Group (on behalf of BGC Partners) is soliciting consents (the “consent solicitation”) from (i) holders of the Old Notes to certain proposed amendments to the indenture between BGC Partners and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Old Base Indenture”) and corresponding supplemental indenture pursuant to which the applicable series of Old Notes were issued to eliminate certain affirmative and restrictive covenants and events of default (collectively, the “proposed indenture amendments”) and (ii) each holder of BGC Partners’ outstanding 8.000% Senior Notes due May 25, 2028 (the “Old 2028 Notes”) to amend the Registration Rights Agreement, dated May 25, 2023, relating to the Old 2028 Notes (the “Old 2028 Notes Registration Rights Agreement”) to terminate such agreement (collectively, with the proposed indenture amendments, the “proposed amendments”). A registration statement on Form S-4 (File No. 333-274356) (the “Registration Statement”) relating to the exchange offers and consent solicitations was filed with the Securities and Exchange Commission (“SEC”) on September 6, 2023, but has not yet been declared effective.

Title of Series of Old Notes	CUSIP	Aggregate Principal Amount Tendered and Consents Received as of the Early Participation Date	Percentage of Total Outstanding Principal Amount of Such Series Tendered and Consenting
3.750% Senior Notes due October 1, 2024	05541T AM3	$248,420,000	82.81%
4.375% Senior Notes due December 15, 2025	05541T AP6 U2100D AE3	$287,073,000	95.69%
8.000% Senior Notes due May 25, 2028	05541T AQ4 U2100D AF0	$344,647,000	98.47%

BGC Group also announced today amendments to each of the exchange offers to extend the period during which validly tendered (and not validly withdrawn) Old Notes are eligible to receive the “Early Participation Premium” from 5:00 p.m., New York City time, on September 19, 2023 to 5:00 p.m., New York City time, on October 4, 2023 (the “Expiration Date”). The Early Participation Premium consists of $30 principal amount of New Notes having an interest rate and maturity identical to the applicable series of Old Notes accepted for exchange. In exchange for each $1,000 principal amount of Old Notes that is validly tendered (and not validly withdrawn) prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will be eligible to receive consideration which consists of $1,000 principal amount of the corresponding New Notes and $1.00 cash. The expiration time of each of the exchange offers continues to be 5:00 p.m., New York City time, on October 4, 2023, unless extended. The New Notes are expected to be issued promptly on or about the second business day following the Expiration Date.

BGC Group is conducting the exchange offers to simplify its capital structure following the corporate conversion completed on July 1, 2023, whereby BGC Partners became a wholly owned subsidiary of BGC Group, and to give existing holders of the Old Notes the opportunity to obtain New Notes issued by BGC Group, which will rank pari passu with BGC Group’s other unsecured senior indebtedness. In connection with the closing of the exchange offers, BGC Group intends to assume BGC Partners’ credit facilities. BGC Group also intends to be the issuer and obligor on future debt issuances and credit arrangements, rather than BGC Partners.

The adoption of the proposed amendments with respect to each series of Old Notes requires the consents of holders of the majority in outstanding principal amount of such series through the valid tendering of Old Notes (the “Requisite Consents”). Consents to the proposed amendments could no longer be revoked as of the Consent Revocation Deadline, at which time approximately 82.81% of BGC Partners’ 3.750% Senior Notes due October 1, 2024, approximately 95.69% of BGC Partners’ 4.375% Senior Notes due December 15, 2025, and approximately 98.47% of BGC Partners’ 8.000% Senior Notes due May 25, 2028 were tendered, and thus the Requisite Consents were received for each series. As a result, on the date of the Consent Revocation Deadline, BGC Partners executed (i) the Fourth Supplemental Indenture to the Old Base Indenture to implement the proposed indenture amendments (the “Old Notes Supplemental Indenture”) and (ii) a written acknowledgement of the amendment to the Old 2028 Notes Registration Rights Agreement to terminate such agreement (the “Written Acknowledgement”). Each of the Old Notes Supplemental Indenture and the Written Acknowledgement will become effective on or about the second business day following the Expiration Date.

The exchange offers and consent solicitations are being made pursuant to the terms and conditions set forth in the preliminary prospectus filed with the SEC on September 6, 2023 (the “Prospectus”), which forms part of the Registration Statement, and the related letter of transmittal and consent (the “Letter of Transmittal”). The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions in the Prospectus and the Letter of Transmittal, and the Registration Statement having been declared effective by the SEC. BGC Group may, at its option, waive any such conditions except for the condition that the Registration Statement of which the Prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer; however, the associated consents will continue to be deemed delivered. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless BGC Group is otherwise required by law to permit withdrawal.

The New Notes will be unsecured and unsubordinated obligations of BGC Group and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of BGC Group issued from time to time.

Each New Note issued in exchange for an Old Note will have an interest rate, interest payment dates and maturity that are the same as the interest rate, the interest payment dates and maturity of the tendered Old Note, as well as substantively the same optional redemption provisions. No accrued but unpaid interest will be paid on the Old Notes in connection with the exchange offers. However, interest on the applicable New Note will accrue from and including the most recent interest payment date of the tendered Old Note. Subject to the minimum denominations as described in the Registration Statement, the principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and BGC Group will pay a cash rounding amount equal to the remaining portion, if any, of the exchange price of such Old Note, plus accrued and unpaid interest with respect to such portion of the Old Notes not exchanged.

Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the dealer manager for the exchange offers and the solicitation agent for the consent solicitations:

BofA Securities

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attention: Liability Management

Toll Free: +1 (888) 292-0070

Collect: +1 (980) 387-3907

Email: debt_advisory@bofa.com

Questions concerning tender procedures for the Old Notes and requests for additional copies of the Prospectus and the Letter of Transmittal should be directed to the exchange agent and information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll Free: (877) 732-3614

By E-mail:

bgc@dfking.com

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and BGC Group reserves the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in the Prospectus and Letter of Transmittal.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein and is not a solicitation of the related consents. The exchange offers and consent solicitations may be made solely pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials. The exchange offers and consent solicitations are not being made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A Registration Statement relating to the New Notes has been filed with the SEC but has not yet become effective. The New Notes may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement is declared effective by the SEC. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Registration Statement is truthful or complete. Any representation to the contrary is a criminal offense.

Discussion of Forward-Looking Statements about BGC Group

Statements in this document regarding BGC Group that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements regarding BGC Group’s exchange offers and consent solicitations and are subject to the risk that the anticipated results of the contemplated transactions may differ, possibly materially, from what is currently expected. Except as required by law, BGC Group undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC Group’s SEC filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K, or in the Registration Statement.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason Chryssicas

+1 212-610-2426